Exhibit 99.1

ARES MANAGEMENT CORPORATION REPORTS FIRST QUARTER 2025 RESULTS

NEW YORK--Ares Management Corporation (NYSE:ARES) today reported its financial results for its first quarter ended March 31, 2025.

GAAP net income attributable to Ares Management Corporation was $47.2 million for the quarter ended March 31, 2025. On a basic and diluted basis, net income attributable to Ares Management Corporation per share of Class A and non-voting common stock was $0.00 for the quarter ended March 31, 2025.

After-tax realized income was $381.4 million for the quarter ended March 31, 2025. After-tax realized income per share of Class A common stock was $1.09 for the quarter ended March 31, 2025. Fee related earnings were $367.3 million for the quarter ended March 31, 2025.

“We reported strong first quarter results with robust fundraising and investing activities, 20% or more year-over-year growth in many of our key financial metrics and assets under management that surpassed a half a trillion dollars,” said Michael Arougheti, Chief Executive Officer of Ares. “We are also pleased with the initial integration progress for our recently closed and highly strategic acquisition of GCP International, which significantly bolsters our Real Assets business.”

“With a record amount of assets under management not yet paying fees of nearly $100 billion, we remain well positioned to make attractive investments in a volatile market environment,” said Jarrod Phillips, Chief Financial Officer of Ares. “We have a history of resilient growth during market dislocations as our management fee centric and asset-light business model enables us to perform well through market cycles.”

Common Stock Dividend

Ares declared a quarterly dividend of $1.12 per share of its Class A and non-voting common stock, payable on June 30, 2025 to its Class A and non-voting common stockholders of record at the close of business on June 16, 2025.

Preferred Stock Dividend

Ares declared a quarterly dividend of $0.84375 per share of its 6.75% Series B mandatory convertible preferred stock, payable on July 1, 2025 to its preferred stockholders of record at the close of business on June 15, 2025.

Dividend Reinvestment Program

Ares has a Dividend Reinvestment Program for its Class A common stockholders that will be effective for the quarterly dividend on June 30, 2025. Equiniti Trust Company is engaged to administer the plan on behalf of Ares. Additional information can be located on the Investor Resources section of our website.

Additional Information

Ares issued a full detailed presentation of its first quarter 2025 results, which can be viewed at www.aresmgmt.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled “First Quarter 2025 Earnings Presentation.”

Conference Call and Webcast Information

Ares will host a conference call on May 5, 2025 at 11:00 a.m. (Eastern Time) to discuss first quarter results. All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.aresmgmt.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing +1 (800) 225-9448. International callers can access the conference call by dialing +1 (203) 518-9708. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected and to reference the conference ID ARESQ125. For interested parties, an archived replay of the call will be available through June 5, 2025 to domestic callers by dialing +1 (800) 723-0394 and to international callers by dialing +1 (402) 220-2649. An archived replay will also be available through June 5, 2025 on a webcast link located on the Home page of the Investor Resources section of our website.

About Ares Management Corporation

Ares Management Corporation (NYSE: ARES) is a leading global alternative investment manager offering clients complementary primary and secondary investment solutions across the credit, real estate, private equity and infrastructure asset classes. We seek to provide flexible capital to support businesses and create value for our stakeholders and within our communities. By collaborating across our investment groups, we aim to generate consistent and attractive investment returns throughout market cycles. As of March 31, 2025, Ares Management Corporation's global platform had approximately $546 billion of assets under management, with operations across North America, South America, Europe, Asia Pacific and the Middle East. For more information, please visit www.aresmgmt.com.

Forward-Looking Statements

Statements included herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect our current views with respect to, among other things, future events, operations and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees” or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. Actual results may vary materially from those indicated in these forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Management Corporation does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of Ares or an investment fund managed by Ares or its affiliates.

Investor Relations Contacts

Greg Mason	Carl Drake
gmason@aresmgmt.com	cdrake@aresmgmt.com
(800) 340-6597	(800) 340-6597

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